UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2015

TeleCommunication Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

275 West Street, Annapolis, Maryland		21401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410/263-7616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2015, the Board of Directors of TeleCommunication Systems, Inc. (the "Company" or "TCS") approved resolutions authorizing the amendment of employment agreements between the Company and certain named executive officers to provide for a reduction in severance amounts to six months from the existing contract terms that provided for the greater of six months or such longer period remaining in the term of each executive’s employment agreement.

On December 23, 2015, Richard A. Young, the Company's Executive Vice President and Chief Operating Officer, Thomas M. Brandt, Jr., the Company's Senior Vice President and Chief Financial Officer, and Timothy J. Lorello, the Company's Senior Vice President and Chief Marketing Officer each agreed to amendments to their respective employment agreements to incorporate the changes authorized by the Board of Directors. The form of amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description
10.1 Form of Amendment to Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

December 29, 2015	By:	/s/ Bruce A. White

Name: Bruce A. White
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Amendment to Employment Agreement